Exhibit 10.4

EXECUTION COPY

NINTH AMENDMENT TO AMENDED AND RESTATED

REVOLVING LOAN AGREEMENT

This Ninth Amendment to Amended and Restated Revolving Loan Agreement (this “Amendment”) is entered into as of April 18, 2008 by and among Wheeling-Pittsburgh Steel Corporation, a Delaware corporation (“Borrower”), Wheeling-Pittsburgh Corporation, a Delaware corporation (“Holdings”), General Electric Capital Corporation, as administrative agent (“Administrative Agent”) for the Lenders (this and all other capitalized terms not defined herein shall have the meanings set forth in the “Loan Agreement” as defined below), and the other Lenders signatory hereto.

RECITALS

WHEREAS, Borrower, Holdings, Administrative Agent, Lenders and certain other parties thereto have entered into an Amended and Restated Revolving Loan Agreement dated as of July 8, 2005 (as heretofore or hereafter amended, modified, supplemented or restated, the “Loan Agreement”);

WHEREAS, Borrower desires, and the Lenders and Administrative Agent are willing, to amend the Loan Agreement, upon and subject to the conditions set forth in this Amendment; and

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Loan Agreement.

(a) Annex A to the Loan Agreement is hereby amended by deleting clause (a) of the definition of “Commitment Termination Date” therein in its entirety and substituting therefor the following:

“(a) the earlier of (i) May 31, 2008 and (ii) the date that is 30 days prior to the “Maturity Date” set forth in the Term Loan Agreement, subject, in each case, to the Extension Option; provided, that if the Extension Option is declined pursuant to its terms on or prior to April 21, 2008, clause (a)(i) above shall be deemed to be April 30, 2008,”

(b) Annex A to the Loan Agreement is hereby amended by deleting the text “or as refinanced with the consent of the Required Lenders” at the conclusion of the definition of “Term Loan Agreement” therein and substituting therefore the following text “or as refinanced in a principal amount no greater than the then outstanding principal amount of the existing Term Loan Agreement, and otherwise on terms and conditions reasonably satisfactory to Administrative Agent”.

(c) Annex A to the Loan Agreement is hereby amended by amending and restating the definition of “Extension Option” in its entirety to read as follows:

“Extension Option” means the option of the Borrower to modify clause (a) of the Commitment Termination Date to the earlier of (i) September 30, 2008 and (ii) the date that is 60 days prior to the “Maturity Date” set forth in the Term Loan Agreement (or the date that is 31 days prior to the “Maturity Date” set forth in the Term Loan Agreement if, on or prior to May 31, 2008, such “Maturity Date” has not been changed from July 1, 2008). The Extension Option shall be subject to the delivery by Borrower of written notice to Administrative Agent and the Lenders indicating Borrower’s intention to exercise the Extension Option; provided, that to the extent that Administrative Agent and the Lenders have not received written notice from Borrower declining the Extension Option on or prior to April 21, 2008, Borrower shall be deemed to have exercised the Extension Option as of such date; provided, further, that any modification of the Commitment Termination Date resulting from the extension of the “Maturity Date” set forth in the Term Loan Agreement shall be effective immediately upon the completion of a fully executed amendment to the Term Loan Agreement evidencing such extension to such “Maturity Date”. Borrower hereby agrees to (a) deliver to Administrative Agent at least 3 days prior to the effectiveness of any such proposed amendment to the Term Loan Agreement, notice and a description of such amendment and (b) promptly (and in any event within one (1) Business Day of the effectiveness of any such amendment) deliver to Administrative Agent a fully executed copy thereof. The failure of Borrower to comply with the preceding sentence within the time frames set forth therein shall result in an immediate Event of Default.

(d) Annex A to the Loan Agreement is hereby amended by inserting the following definitions in alphabetical order therein:

“Ninth Amendment” means that certain Ninth Amendment to Amended and Restated Revolving Loan Agreement dated as of April 18, 2008 by and among Borrower, Holdings, Administrative Agent and the Lenders.

“Ninth Amendment Effective Date” has the meaning ascribed to it in the Ninth Amendment.

2. Representations and Warranties of Borrower.

(a) The Recitals in this Amendment are true and correct in all respects.

(b) All representations and warranties of the Credit Parties in the Loan Agreement and in the other Loan Documents to which it is a party are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(d) Borrower has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment and the other documents and agreements executed and delivered in connection herewith to which it is a party. This Amendment has been duly executed by Borrower and the other documents and agreements executed and delivered in connection herewith to which Borrower is a party have been duly executed and delivered by it.

(e) This Amendment is the legal, valid and binding obligation of Borrower and the other documents and agreements executed or delivered in connection herewith to which any of the other Credit Parties is a party are the legal, valid and binding obligations of the other Credit Parties, in each case enforceable against each of the other Credit Parties in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally.

(f) The execution, delivery and performance of this Amendment and the other documents and agreements executed and delivered in connection herewith do not and will not (i) violate any law, rule, regulation or court order to which any of the Credit Parties is subject; (ii) conflict with or result in a breach of the certificate of formation or incorporation, bylaws, limited liability company agreement or other organizational documents of any of the Credit Parties or any other agreement or instrument to which it is party or by which the properties of any of the Credit Parties is bound; or (iii) result in the creation or imposition of any Lien on any property of any of the Credit Parties, whether now owned or hereafter acquired, other than Liens in favor of Administrative Agent.

(g) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by each of the Credit Parties, or the validity or enforceability, of this Amendment or the other documents or agreements executed or delivered in connection herewith to which any of the Credit Parties is a party, or the consummation of the transactions contemplated hereby or thereby, or the continuing operations of any of the Credit Parties following the consummation of such transactions, except as otherwise expressly contemplated by this Amendment.

3. Conditions Precedent to Effectiveness. This Amendment shall be effective on the date (the “Ninth Amendment Effective Date”) when each of the following conditions shall have been satisfied in the sole discretion of Administrative Agent:

(i) Each of the Credit Parties and the Lenders shall have delivered to Administrative Agent executed counterparts of this Amendment;

(ii) Delivery to Administrative Agent of a duly executed fee letter, in form and substance satisfactory to Administrative Agent; and

(iii) Delivery to Administrative Agent of such additional agreements, documents or instruments, if any, as Administrative Agent may reasonably request.

4. Additional Obligation. Each of the parties hereto agree that within ten (10) days of the Ninth Amendment Effective Date, the Administrative Agent shall have received from Borrower a financial plan calculating the Borrowing Availability projections weekly for Fiscal Month May 2008, in form and substance satisfactory to Administrative Agent. The failure of Borrower to comply with this Section 4 within the time frame set forth above shall result in an immediate Event of Default.

5. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the Lenders and Administrative Agent and shall be binding upon the successors and assigns of Borrower.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

7. Headings. The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

8. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS SET FORTH IN THE LOAN AGREEMENT, OR, IF NO JURISDICTION IS SET FORTH THEREIN, BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

9. Release of Claims. Each of Borrower and the other Credit Parties hereby releases, remises, acquits and forever discharges each Lender, each Agent and the Issuing Bank (including any Person which is resigning or assuming such respective capacity) and each of their respective employees, agents, representatives, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of any or in any way connected to this Amendment or the other Loan Documents (collectively, the “Released Matters”). Borrower and each other Credit Party each hereby acknowledges that the agreements in this Section 9 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrower and each other Credit Party each hereby represents and warrants to each Lender, each Agent and the L/C Issuer (including any Person which is resigning or assuming such respective capacity) that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Borrower or any other Credit Party in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

EACH OF BORROWER AND EACH OTHER CREDIT PARTY AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THIS AMENDMENT. EACH OF BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY CIVIL CODE OR ANY SIMILAR LAW, TO THE EXTENT SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT THAT SUCH LAWS MAY BE APPLICABLE, EACH OF BORROWER AND EACH OTHER CREDIT PARTY WAIVES AND RELEASES ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OR ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF THEIR WAIVERS OR RELEASES HEREUNDER.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION, individually and as Administrative Agent

By:	/s/ Matthew N. McAlpine
Name:	Matthew N. McAlpine
Title:	Duly Authorized Signatory

Signature Page to Ninth Amendment

WHEELING-PITTSBURGH CORPORATION

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

WHEELING-PITTSBURGH STEEL CORPORATION, as Borrower

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

Signature Page to Ninth Amendment

Acknowledgement of Ninth Amendment

Each of the undersigned (i) acknowledges receipt of a copy of the Ninth Amendment to Amended and Restated Revolving Loan Agreement dated as of April 18, 2008 (the “Amendment”; capitalized terms used herein shall, unless otherwise defined herein, have the meanings provided in the Amendment), by and among Borrower, the Lenders party thereto and Administrative Agent, (ii) consents to such Amendment and each of the transactions referenced in the Amendment and (iii) hereby acknowledges and agrees, in its respective capacities as debtor, obligor, grantor, mortgagor, pledgor, guarantor, surety, indemnitor, assignor and each other similar capacity, if any, in which any such entity or person has previously granted Liens on all or any part of its real, personal or intellectual property pursuant to the Loan Agreement or any other Loan Document or has guaranteed the repayment of the liabilities pursuant to any of the foregoing agreements, that all of such Liens and repayment obligations remain and shall continue in full force and effect and each of which is hereby ratified, confirmed and reaffirmed in all respects.

WHEELING-PITTSBURGH CORPORATION

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

WP STEEL VENTURE CORPORATION

By:	/s/ Paul J. Mooney
Name:	Paul J. Mooney
Title:	Vice President and Treasurer

ESMARK, INC.

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer